ESCROW AGREEMENT

(Subscription Escrow Agreement)

THIS SUBSCRIPTION ESCROW AGREEMENT (this “Agreement”), is entered into as of April __, 2012, by and among Sunity Online Entertainment Limited (“Issuer”), ICM Capital Markets Ltd. (“Depositor”, and together with Issuer, sometimes referred to individually as “Party” and collectively as the “Parties”), and JPMorgan Chase Bank, N.A. (the “Escrow Agent”).

Whereas, the Issuer has filed a registration statement on Form F-1 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, File No. 333-169515 (the “Registration Statement”), relating to the offer and sale of American Depositary Shares (“ADSs”) of the Issuer. The Issuer proposes to sell a minimum of 800,000 ADSs (the “Minimum Offering Amount”) and a maximum of 1,600,000 ADSs at a price of $5.00 per ADS on a “best efforts, minimum/maximum” basis pursuant to the Registration Statement (the “Offering”).

WHEREAS, the Depositor has been named as the underwriter in connection with the Offering in accordance with the terms of an underwriting agreement to be entered into upon the effectiveness of the Registration Statement between the Issuer, the Depositor and any other underwriters named therein (the “Underwriting Agreement”); and

WHEREAS, in compliance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, the Issuer and the Depositor propose to establish an Escrow Account (as defined in Section 2 hereof) with the Escrow Agent until the Offering terminates;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.            Appointment. The Parties hereby appoint Escrow Agent as their escrow agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. The Depositor represents, warrants and covenants that at all times during the term of this Agreement less than twenty-five percent (25%) of the subscribers will be benefit plan investors as defined in 29 CFR 2510.3-101. Additionally, the Depositor represents to Issuer and Escrow Agent that the Depositor: (i) verified the identity of each subscriber to the Offering, and, if the subscriber is an entity, further identified the beneficial owners of such entity; (ii) screened each subscriber through the Office of Foreign Assets Control (“OFAC”) to confirm that such subscriber is, or its beneficial owners are, not on any sanctions list; and (iii) confirmed the legitimacy of source of funds for each subscriber. For any subscriber that the Depositor is required to have an OFAC license to conduct business, such documentation and any amendments shall be supplied to Issuer and Escrow Agent by the Depositor prior to Escrow Agent’s receipt of such subscriber’s funds.

2.            Establishment of the Escrow Account. Contemporaneously herewith, the Parties have established a non-interest-bearing account with the Escrow Agent, which escrow account is entitled “Sunity Online Entertainment Limited IPO Escrow Account” (the “Escrow Account”). The subscribers will transfer funds directly to the Escrow Account or make checks payable to the Escrow Agent for deposit into the Escrow Account. The Escrow Agent agrees to hold all funds (the “Funds”) so deposited in the Escrow Account for the benefit of the Parties and subscribers until authorized to disburse such Funds under the terms of this Agreement.

3.            Disposition and Termination. (a) The Parties agree to notify Escrow Agent in writing of the closing date of the Offering (the “Offering Closing Date”) at least one Business Day (as hereafter defined) in advance thereof and thereafter, the Escrow Agent shall notify the Parties whether or not Depositor received subscriptions for the Minimum Offering Amount ($4,000,000.00) by the Offering Closing Date. In no event shall the Offering Closing Date be later than August 30, 2012 (the “Termination Date”). If the Minimum Offering Amount has not been reached on or prior to the Termination Date, the Funds shall be promptly returned to the subscribers in accordance with the terms of Section 3(a)(ii) hereof. Any subscriber that deposits a check into the Escrow Account that has not cleared prior to the Offering Closing Date will not be eligible to participate in the Offering, and such funds will promptly be returned to the subscribers when such funds have cleared and only after the Escrow Agent has received an electronic spreadsheet with the same information indicated in Section 3(a)(ii). Such spreadsheet, which shall be in a form reasonably acceptable to the Escrow Agent, shall be delivered with a joint written instruction letter from the Parties stating that the subscriber payments listed on the attached spreadsheet are to be returned to the subscribers within five (5) Business Days. In addition, at any time prior to the Parties’ notifying Escrow Agent to the contrary, any subscriber may cause Escrow Agent to return the Funds such subscriber deposited with Escrow Agent by providing written notice of such request to either of the Parties, who shall instruct Escrow Agent to return the Funds.

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Upon receipt of written notification of the Offering Closing Date, one of the following procedures will take place:

(i) If Depositor has received subscriptions for the Minimum Offering Amount by the Offering Closing Date, as determined by the Escrow Agent, in its sole discretion, on the Offering Closing Date the Funds will be promptly paid to or credited to the account of, or otherwise transferred pursuant to Issuer’s funds transfer instructions as set forth in section 3(b) below; or

(ii) If Depositor has not received subscriptions for the Minimum Offering Amount by the Offering Closing Date, as determined by the Escrow Agent based on the funds deposited into the Escrow Account, the Parties shall provide to the Escrow Agent an electronic spreadsheet in a form reasonably acceptable to the Escrow Agent containing the amount received from each subscriber whose Funds have been deposited with Escrow Agent (with respect to each subscriber the “Subscriber Investment Amount”) along with the name, address and Taxpayer Identification Number, if any, of each subscriber. The aggregate of all Subscriber Investment Amounts received by the Escrow Agent shall be equal to the amount of the Funds on the Offering Closing Date, provided that if any Funds have been received via check, that such check has cleared. Escrow Agent shall distribute to each subscriber the appropriate Subscriber Investment Amount pursuant to joint written instructions of the Parties within five (5) Business Days of receipt of the information described in this Section 3(a)(ii).

(b) Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Funds, must be in writing or set forth in a Portable Document Format (“PDF”), executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of their designated persons as set forth in Schedule 1 (each an “Authorized Representative”), and delivered to Escrow Agent only by confirmed facsimile or attached to an email on a Business Day only at the fax number or email address set forth in Section 8 below. No instruction for or related to the transfer or distribution of the Funds shall be deemed delivered and effective unless Escrow Agent actually shall have received it on a Business Day by facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 8 and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number or email address and Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Funds if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of Escrow Agent. The Parties each acknowledge that Escrow Agent is authorized to use the following funds transfer instructions to disburse any Funds pursuant to Section 3(a)(i), without a verifying call-back as set forth in Section 3(c) below:

Issuer:	Bank name:	Depositor:	Bank name:
	Bank Address:		Bank Address:
	ABA number:		ABA number:
	Account name:		Account Name:
	Account number:		Account Number:

(c) In the event any other funds transfer instructions are set forth in a permitted instruction from a Party or the Parties in accordance with Section 3(a), Escrow Agent is authorized to seek confirmation of such funds transfer instructions by a single telephone call-back to one of the Authorized Representatives, and Escrow Agent may rely upon the confirmation of anyone purporting to be that Authorized Representative. The persons and telephone numbers designated for call-backs may be changed only in a writing executed by Authorized Representatives of the applicable Party and actually received by Escrow Agent via facsimile or as a PDF attached to an email. Except as set forth in Section 3(a) above, no Funds will be disbursed until an Authorized Representative is able to confirm such instructions by telephone callback. Escrow Agent and the beneficiary's bank in any Funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Parties and confirmed by an Authorized Representative.

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(d)   The Parties acknowledge that there are certain security, corruption, transmission error and access availability risks associated with using open networks such as the Internet and the Parties hereby expressly assume such risks.

(e)   As used in this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed. The Parties acknowledge that the security procedures set forth in this Section 3 are commercially reasonable. Upon delivery of the Funds by Escrow Agent in accordance herewith, this Agreement shall terminate, subject to the provisions of Section 6.

4.            Escrow Agent. Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. Escrow Agent has no knowledge of, nor any requirement to comply with, the terms and conditions of any other agreement between the Parties, nor shall Escrow Agent be required to determine if any Party has complied with any other agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of Escrow Agent. Escrow Agent may conclusively rely upon any written notice, document, instruction or request delivered by the Parties believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that Escrow Agent's gross negligence or willful misconduct was the cause of any direct loss to either Party. Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. In the event Escrow Agent receives instructions, claims or demands from any Party hereto which conflict with the provisions of this Agreement, or if Escrow Agent receives conflicting instructions from the Parties, Escrow Agent shall be entitled either to (a) refrain from taking any action until it shall be given a joint written direction executed by Authorized Representatives of the Parties which eliminates such conflict or by a final court order or (b) file an action in interpleader. Escrow Agent shall have no duty to solicit any payments which may be due it, including, without limitation, the Funds nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

5.            Resignation; Succession. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties. Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, appointed by the Parties, or such other person designated by the Parties, or in accordance with the directions of a final court order, at which time of delivery, Escrow Agent’s obligations hereunder shall cease and terminate. If prior to the effective resignation date, the Parties have failed to appoint a successor escrow agent, or to instruct the Escrow Agent to deliver the Funds to another person as provided above, at any time on or after the effective resignation date, Escrow Agent either (a) may interplead the Funds with a court of competent jurisdiction; or (b) appoint a successor escrow agent of its own choice. Any appointment of a successor escrow agent shall be binding upon the Parties and no appointed successor escrow agent shall be deemed to be an agent of Escrow Agent. Escrow Agent shall deliver the Funds to any appointed successor escrow agent, at which time Escrow Agent’s obligations under this Agreement shall cease and terminate. Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

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6.            Compensation. The Parties agree jointly and severally to pay Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing, shall be as described in Schedule 2.

7.            Indemnification and Reimbursement. The Parties agree jointly and severally to indemnify, defend, hold harmless, pay or reimburse Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”), arising out of or in connection with (a) Escrow Agent’s performance of this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction through a final order to have been caused by the gross negligence, willful misconduct, or bad faith of such Indemnitee; and (b) Escrow Agent’s following any instructions or directions, whether joint or singular, from the Parties received in accordance with this Agreement. The obligations set forth in this Section 7 shall survive the resignation, replacement or removal of Escrow Agent or the termination of this Agreement.

8.             Notices. All communications hereunder shall be in writing or set forth in a PDF attached to an email, and all instructions from a Party or the Parties to the Escrow Agent shall be executed by an Authorized Representative, and shall be delivered in accordance with the terms of this Agreement by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each party as follows:

If to Issuer:	Sunity Online Entertainment Limited
Suite 1002, Block A, Buoya International Center
No. 1 Lize Middle Road, Chaoyang District, Beijing, P.R.C.
Attention: Steve Lifeng Weng, Director
Tel No.: +86-29-88278225
Email Address: steve.wayne@vip.163.com

With copies to:	Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell S. Nussbaum, Esq.
Tel No.: 212-407-4159
Fax No.: 212-407-4990

If to Depositor:	Averell W. Satloff
ICM Capital Markets Ltd
888 Seventh Ave, 17th Flr
New York, N.Y. 10019
Attention: Averell Satloff
Tel No.: 646-833-4907
Fax No.: 646-360-1137

With copies to:	Arthur Marcus
Gersten Savage, LLP
600 Lexington Avenue
9th Floor
New York, NY 10022
Tel No:212-752-9700
Fax No: 212-980-5192

If to Escrow Agent:	JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: Gregory P. Shea/Joan King-Francois
Fax No.: 212-623-6168
Email Address: ec.escrow@jpmorgan.com

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9.              Compliance with Court Orders. In the event that any of the Funds shall be attached, garnished, levied upon, or otherwise be subject to any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated.

10.             Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented only by a writing signed by Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned by any Party without the prior consent of Escrow Agent and each other Party. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of law principles that may result in the application of the substantive laws of another jurisdiction. Each Party and Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party shall not claim, and hereby irrevocably waives, such immunity. Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement and any joint instructions from the Parties, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. All signatures of the parties to this Agreement may be transmitted by facsimile or PDF, and such facsimile or PDF will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Except as expressly provided in Section 7, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Funds or this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SUNITY ONLINE ENTERTAINMENT LIMITED

By:
Name:
Title:

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ICM CAPITAL MARKETS LTD.

By:
Name:
Title:

JPMORGAN CHASE BANK, NA,

As Escrow Agent

By:
Name:
Title:

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Schedule 1

Telephone Numbers and Authorized Signatures for

Person(s) Designated to Give Instructions and Confirm Funds Transfer Instructions

For Issuer:

	Name	Telephone Number	Signature

1.

2.

3.

For Depositor:

	Name	Telephone Number	Signature

1.

2.

3.

All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an email, must include the signature of the Authorized Representative authorizing said funds transfer on behalf of each Party.

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Schedule 2

Schedule of Fees and Disclosures for Escrow Agent Services

Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Account Acceptance Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ......$Waived

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation. Payable upon closing.

Annual Administration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $2,500.00 (for up to seven investors) (For any investors over seven, the annual fee will be renegotiated among Issuer, Company and Escrow Agent)

The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction. Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of Pocket Expenses

Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including reasonable attorney’s or reasonable accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank's then standard rate. Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges. The Escrow Agent may impose, charge, pass-through and modify fees and/or charges for any account established and services provided by the Escrow Agent, including but not limited to, transaction, maintenance, balance-deficiency, and service fees, agency or trade execution fees, and other charges, including those levied by any governmental authority.

Disclosure & Assumptions: Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees. Payment of the invoice is due upon receipt

The escrow deposit shall be continuously held in a deposit account structured as a “noninterest-bearing transaction account” through December 31, 2012 and as such is intended to be fully insured by the FDIC. For more information about FDIC insurance coverage, visit www.fdic.gov.

Compliance

Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, you acknowledge that Section 326 of the USA PATRIOT Act and Escrow Agent’s identity verification procedures require Escrow Agent to obtain information which may be used to confirm your identity including without limitation name, address and organizational documents (“identifying information”). You agree to provide Escrow Agent with and consent to Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

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